Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138836) of our report dated April 1, 2019, on our audits of the financial statements of Information Analysis Incorporated as of December 31, 2018 and 2017 and for the years then ended, included in this Annual Report on Form 10-K of Information Analysis Incorporated for the year ended December 31, 2018.

/s/ CohnReznick LLP

Tysons, Virginia
April 1, 2019